Exhibit (14)(f)

Consent of Independent Auditor

SLR Investment Corp.

New York, New York

We hereby consent to the incorporation by reference of our report dated February 16, 2021 on the consolidated financial statements of NEF Holdings, LLC and Subsidiaries in this Registration Statement on Form N-14 (No. 333-261675) of SLR Investment Corp.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania
January 31, 2022